Exhibit 10.1

THIRD AMENDMENT TO
FIRST AMENDED AND RESTATED
CREDIT AGREEMENT

This Third Amendment to the First Amended and Restated Credit Agreement (“Amendment”), dated as of June 17, 2021, is made by and among HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, “Agent”), the Lenders (as defined in the Credit Agreement, as defined below), and ALLIED MOTION TECHNOLOGIES INC. (“Allied Inc.”) and ALLIED MOTION TECHNOLOGIES B.V. (“Allied B.V.” and collectively with Allied Inc., the “Borrowers”).

Statement of the Premises

The Agent, the Lenders, the Borrowers, and HSBC Securities (USA) Inc., KeyBank National Association and Wells Fargo Bank, National Association, as joint lead arrangers, have previously entered into a First Amended and Restated Credit Agreement dated as of February 12, 2020, as amended by a First Amendment to First Amended and Restated Credit Agreement dated as of March 6, 2020 and a Consent and Second Amendment to First Amended and Restated Credit Agreement dated as of February 12, 2021 (the “Credit Agreement”).  All capitalized terms not otherwise defined in this Amendment have the meanings given them in the Credit Agreement.

The Borrowers have requested that the Agent and the Lenders agree to amend certain terms set forth in the Credit Agreement.

The Agent and the Lenders have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, and of the loans or other extensions of credit heretofore, now or hereafter made by the Lenders to, or for the benefit of, the Borrowers, the parties hereto agree as follows:

1.Conditions Precedent to this Amendment.  This Amendment shall be effective as of the date first written above once the following conditions precedent are satisfied:
1.1Amendment Documentation.  The Agent shall have received an original of this Amendment executed by the Borrowers and the Required Lenders.
1.2No Default.  As of the date hereof, and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
1.3Representations and Warranties.  The representations and warranties contained in the Credit Agreement shall, after giving effect to this Amendment, be true, correct and complete as of the date hereof as though made on such date.

2.Amendments.  The Credit Agreement is hereby amended as follows:
(a)The definition of “Libor Loan” in Section 1.01 of the Credit Agreement (entitled “Definitions”) shall be replaced with the following new definition (in the appropriate alphabetical order) and all references in the Credit Agreement to “Libor Loans” shall be replaced with “Eurocurrency Rate Loans”.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Eurocurrency Rate.

(b)In the definition of “Applicable Rate”, the heading “Applicable Margin Spread over Libor Rate” in the accompanying chart is hereby amended and restated to read in its entirety as follows “Applicable Margin Spread over Libor Rate or Adjusted EURIBOR Rate”.
(c)The following new definitions are added to Section 1.01 of the Credit Agreement (entitled “Definitions”) in the appropriate alphabetical order:

“Adjusted EURIBOR Rate” means, with respect to any Eurocurrency Rate Loan denominated in Euro for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“EURIBOR Interpolated Rate” means, at any time, with respect to any Loan denominated in Euro and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the EURIBOR Screen Rate) determined by Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (a) the EURIBOR Screen Rate for the longest period (for which the EURIBOR Screen Rate is available for Euro) that is shorter than the Impacted EURIBOR Rate Interest Period and (b) the EURIBOR Screen Rate for the shortest period (for which the EURIBOR Screen Rate is available for Euro) that exceeds the Impacted EURIBOR Rate Interest Period, in each case, at such time; provided that, if any EURIBOR Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“EURIBOR Rate” means, with respect to any Loan denominated in Euro and for any Interest Period, the EURIBOR Screen Rate; provided that, if the EURIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBOR Rate Interest Period”) with respect to Euro then the EURIBOR Rate shall be the EURIBOR Interpolated Rate.

“EURIBOR Screen Rate” means, for any day and time, with respect to any Loan denominated in Euro and for any Interest Period, the Euro Interbank Offered Rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters as of 11:00 a.m. (Brussels time) two (2) Business Days prior to the commencement of such Interest Period. If such page or service ceases to be available, Administrative Agent may specify another page or service displaying the relevant rate after consultation with Borrowers. If the EURIBOR Screen Rate shall be less than zero, the EURIBOR Screen Rate shall be deemed to be zero for purposes of this Agreement.

“Eurocurrency Rate” means for any Interest Period with respect to a Loan: (a) denominated in Dollars or an Alternative Currency (other than Euro), the rate per annum (rounded upwards, as necessary, to the nearest 1/100th of one percent (0.01%)) equal to the Libor Rate and (b) denominated in Euro, the rate per annum equal to the Adjusted EURIBOR Rate.

“Impacted EURIBOR Rate Interest Period” has the meaning given to such term in the definition of “EURIBOR Rate” set forth in this Section 1.01.

“Loan Party Notice” has the meaning specified in Section 2.16 of this Agreement.

“Non-Material Covenant Subsidiary” means a Non-Material Subsidiary that, as of the date of determination, (a) has been a Subsidiary for at least ninety (90) days, (b) is not a Loan Party, and (c) with respect to which no Loan Party Notice has been delivered by the Company within the past ninety (90) days.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the FRB, the FCA, the Prudential Regulation Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall include those imposed pursuant to Regulation D. Eurocurrency Rate Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable Law, including Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.

(d)The following definitions in Section 1.01 of the Credit Agreement (entitled “Definitions”) are deleted in their entirety and replaced with the following:

“Business Day” means (a) for all purposes other than as set forth in clause (b) and (c) below, any day excluding Saturday, Sunday, and any day in which banks in New York, New York are authorized or required by law or governmental action to close, (b) with respect to Eurocurrency Rate Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in U.S. dollar deposits in Brussels, Belgium, and (c) with respect to advances or payments of Loans or other matters relating to Loans denominated in Alternative Currency, such day shall be a day on which dealings in deposits in the relevant Alternative Currency are carried on in the relevant interbank market.”

“US Guarantors” means collectively, Allied Corp., Emoteq, MPC, Stature, Globe Inc., TCI and Allied Motion Twinsburg, LLC.

(e)Section 1.11 of the Credit Agreement (entitled “Additional Alternative Currency”) is deleted in its entirety and replaced with the following:

“1.11Additional Alternative Currencies.

(a)The Company may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that (i) such requested currency is a lawful currency that is readily available and freely transferable and convertible into Dollars and (ii) such requested currency shall only be treated as a “Libor Quoted Currency” to the extent that there is published Libor Rate for such currency (other than Euro).  In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and each Lender; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

(b)Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion).  The Administrative Agent shall promptly notify each Lender of any such request; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof.  Each Lender or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)Any failure by a Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency.  If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency and the Administrative Agent and such Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent and such Lenders may amend the definition of Eurocurrency to the extent necessary to add the applicable Eurocurrency Rate for such currency and (ii) to the extent the definition of Eurocurrency Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Borrowings of Eurocurrency Rate Loans.  If the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and (A) the Administrative Agent and the L/C Issuer may amend the definition of Eurocurrency Rate to the extent necessary to add the applicable Eurocurrency Rate for such currency and (B) to the extent the definition of Eurocurrency Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency, for purposes of any Letter of Credit issuances.  If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.11, the Administrative Agent shall promptly so notify the Company.”

(f)Section 2.06 of the Credit Agreement (entitled “Interest”) is amended so that Subsection (a) thereof is deleted in its entirety and replaced with the following:

“(a)  Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan denominated in Dollars or an Alternative Currency (other than Euro) shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Libor Rate for such Interest Period plus the Applicable Rate; (ii) each Eurocurrency Rate Loan denominated in Euro shall bear interest on the outstanding principal amount there for each Interest Period at a rate per annum equal to the Adjusted EURIBOR Rate for such Interest Period plus the Applicable Rate; and (iii) each ABR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the ABR Rate plus the Applicable Rate.”

(g)Section 2.13(d) of the Credit Agreement is deleted in its entirety and replaced with the following:

“(d)Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for a Eurocurrency Rate Loan denominated in Dollars or an Alternative Currency (other than Euros) or, conversion to or continuation of Eurocurrency Rate Loan denominated in Dollars or an Alternative Currency (other than Euros) to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Company will be deemed to have converted any such request into a request for a Loan of or conversion to ABR Loans. During any Benchmark Unavailability Period, the component of ABR based upon LIBOR will not be used in any determination of ABR.

(h)The following is added as a new Section 2.16 of the Credit Agreement (entitled “Addition of Non-Material Subsidiaries as Loan Parties”):

“2.16 Addition of Non-Material Subsidiaries as Loan Parties.  The Borrowers may elect to add one or more  Non-Material Subsidiaries as a Loan Party by written notice by the Company to the Administrative Agent of such election (a “Loan Party Notice”).  Within ninety (90) days following delivery of a Loan Party Notice, the Borrower will cause the applicable Subsidiary to (a) guaranty all Obligations by executing and delivering to the Administrative Agent a Guaranty; (b) secure all of its Obligations as described in, but only to the extent required by, Section 2.12 by providing the Administrative Agent with a first priority perfected security interest (subject only to Liens permitted by Section 7.01) on its assets and by executing and delivering a security agreement and such other documents as the Administrative Agent shall deem appropriate for such purpose; (c) deliver to the Administrative Agent documents of the type referred to in clause (iii) and (iv) of Section 4.01(a) and opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (a) and (b), all in form, content and scope reasonably satisfactory to the Administrative Agent.  During the ninety (90) days following the delivery by the Borrowers of a Loan Party Notice, the applicable Subsidiary identified in the Loan Party Notice shall not be considered a Non-Material Covenant Subsidiary for purposes of Subsection 7.10(c).”

(i)Section 3.02(a) of the Credit Agreement (entitled “Illegality and Designated Lenders”) so that Subsection (a) thereof is deleted in its entirety and replaced with the following:

“(a)Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or Alternative Currency), or to determine or charge interest rates based upon the Libor Rate or the EURIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert ABR Loans to Eurocurrency Rate Loans, shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such Lender to ABR Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans.  Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.”

(j)Section 3.03 of the Credit Agreement (entitled “Inability to Determine Rate”) is deleted in its entirety and replaced with the following:

“3.03   Inability to Determine Rates.  If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Libor Rate or the EURIBOR Rate, as applicable, for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency), or (c) the Libor Rate or the EURIBOR Rate, as applicable, for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, either Borrower, as applicable, may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans in the amount specified therein or to another type of loan at an alternate rate offered by the Administrative Agent. This Section 3.03 is subject in all respects to Section 2.13, and in the event of an inconsistency between this Section 3.03 and Section 2.13, Section 2.13 shall control.”

(k)Section 3.04(a) of the Credit Agreement (entitled “Increased Costs; Reserves on Libor Loans”) is deleted in its entirety and replaced with the following:

“(a)Increased Costs Generally.  If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Libor Rate or the EURIBOR Rate, as applicable) or the L/C Issuer; or

(ii)impose on any Lender or the L/C Issuer or the applicable interbank market any other condition affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)subject any Recipient to any Taxes (other than Excluded Taxes) on its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer (whether of principal, interest or otherwise), then the applicable Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(iv)If any Lender or the L/C Issuer determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy and liquidity, and provided such Change in Law has or would have a similar effect on Lender as a consequence of other similarly situated credits of Lender), then from time to time the applicable Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(v)A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 3.04 shall be delivered to the Company and shall be conclusive absent manifest error.  The applicable Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.”

(vi)Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation; provided that the applicable Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the applicable Borrower of the

Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

(l)Section 3.05 of the Credit Agreement (entitled “Compensation for Losses”) is deleted in its entirety and replaced with the following:

“3.05Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the applicable Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)any continuation, conversion, payment or prepayment of any Loan other than a ABR Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than an ABR Loan on the date or in the amount notified by the Company or the applicable Borrower; or

(c)any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract.  The applicable Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Libor Rate, or the EURIBOR Rate, as applicable, for such Loan by a matching deposit or other borrowing in the applicable offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.”

(m)Section 7.01 of the Credit Agreement (entitled “Liens”) is amended to add the following new Subsection (k):

“(k)  Liens on assets or deposit accounts to secure corporate credit card facilities in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) at one time outstanding.”

(n)Section 7.02 of the Credit Agreement (entitled “Investments”) is amended so that in Subsection (e) thereof, “$250,000,000 is deleted and replaced with “$325,000,000”.
(o)Section 7.10 of the Credit Agreement (entitled “Financial Covenants”) is amended so that Subsection (c) thereof is deleted and replaced with the following:

“(c) Consolidated Total Assets.  Permit, as of the end of any fiscal quarter, Non-Material Covenant Subsidiaries to have an aggregate of over twenty-five percent (25%) of Consolidated Total Assets.”

(p)Exhibit A-2 to the Credit Agreement is deleted in its entirety and replaced with Exhibit A-2 attached hereto.
3.Waiver and Consent.  The Lenders hereby waive any Default or Event of Default arising under any term or condition of the Credit Agreement in connection with the failure of any Loan Party or Subsidiary to comply with Section 7.10(c) of the Credit Agreement at any time prior to the date hereof.   Nothing in this paragraph shall be construed as a waiver of any other term or condition of the Credit Agreement nor shall be construed as a commitment on the part of the Administrative Agent or Lenders to waive any subsequent violation of the same or any other term or condition set forth in the Credit Agreement, as amended by this Amendment.

4.Reaffirmations.  The Borrowers hereby acknowledge and reaffirm the execution and delivery of the Security Documents to which they are parties and agree that such Security Documents shall continue in full force and effect and continue to secure the Obligations, including all indebtedness of the Borrowers to the Agent, the Lenders and the Issuing Bank arising under or in connection with the Credit Agreement, as amended hereby, and any renewal, extension or modification thereof.
5.Representations and Warranties
.  Each Borrower makes the following representations and warranties to the Agent and the Lenders which shall be deemed to be continuing representations and warranties so long as any Obligations, including indebtedness of either Borrower to Agent or the Lenders arising under the Credit Agreement or any Loan Documents, remain unpaid:
(a)Authorization.  Such Borrower has full power and authority to execute, deliver and perform this Amendment, which has been duly authorized by all proper and necessary action.  The execution and delivery of this Amendment by such Borrower will not violate the provisions of, or cause a default under, such Borrower’s Organizational Documents or any agreement to which such Borrower is a party or by which it or its assets are bound.
(b)Binding Effect.  This Amendment has been duly executed and delivered by such Borrower and constitutes the legal, valid and binding obligation of such Borrower enforceable in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws.

(c)Consents; Governmental Approvals.  No consent, approval or authorization of, or registration, declaration or filing with, any governmental body or authority or any other party is required in connection with the valid execution, delivery or performance of this Amendment or any other document executed and delivered herewith or in connection with any other transactions contemplated hereby.
(d)No Events of Default.  There is, on the date hereof and after giving effect to this Amendment, no event or condition which constitutes an Event of Default under any of the Loan Documents or which, with notice and/or the passage of time, would constitute an Event of Default.
(e)No Material Misstatements.  Neither this Amendment nor any document delivered to the Agent or the Lenders by or on behalf of such Borrower to induce the Agent and the Lenders to enter into this Amendment or otherwise in connection with this Amendment contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.
(f)Credit Agreement.  After giving effect to this Amendment, the representations and warranties of such Borrower set forth in Article 5 of the Credit Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.
6.Conditions of Effectiveness
.  This Amendment shall become effective when and only when the Agent shall have received counterparts of this Amendment executed by the Borrowers, the Agent and the Required Lenders.
7.Reference to and Effect on Loan Documents
.
(a)Upon the effectiveness hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the Loan Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.
(b)The Credit Agreement, as amended by this Amendment, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof.  This Amendment supersedes all prior negotiations and any course of dealing between the parties with respect to the subject matter hereof.  This Amendment shall be binding upon each Borrower and its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent, the Lenders and each of their successors and assigns.  The Credit Agreement, as amended hereby, is in full force and effect and, as so amended, is hereby ratified and reaffirmed in its entirety.  Each Borrower acknowledges and agrees that the Credit Agreement (as amended by this Amendment) and all other Loan Documents to which such Borrower is a party are in full force and effect, that such Borrower’s obligations thereunder and under this Amendment are its legal, valid and binding obligations, enforceable against it in accordance with the terms thereof and hereof, and that such Borrower has no defense, whether legal or equitable, setoff or counterclaim to the payment and performance of such obligations.

(c)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
8.Costs and Expenses
.  Borrowers agree to pay on demand all costs and expenses of the Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment, including the fees and out-of-pocket expenses of counsel for the Agent and the Lenders.
9.Governing Law
.  This Amendment shall be governed and construed in accordance with the laws of the State of New York without regard to any conflicts-of-laws rules which would require the application of the laws of any other jurisdiction.
10.Headings
.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
11.Execution in Counterparts
.  This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement.  This Amendment, to the extent signed and delivered by means of a facsimile machine or e-mail scanned image, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail scanned image to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or by e-mail as a defense to the formation of a contract and each party forever waives such defense.
12.Notice of Benchmark Transition Event for Loans Denominated in Euro.  On March 5, 2021, the ICE Benchmark Administration (the "IBA"), the administrator of London interbank offered rate, and the Financial Conduct Authority (the "FCA"), the regulatory supervisor of the IBA, announced in public statements (the "Announcements") that the final publication or representativeness date for the London interbank offered rate for Euro will be December 31, 2021.  No successor administrator for the IBA was identified in such Announcements.  The Borrowers, the Agent and the Lenders agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate for Loans denominated in Euro and that any obligation of the Administrative Agent to notify any parties of any such Benchmark Transition Event pursuant to clause (c) of Section 2.13 of the Credit Agreement shall be deemed satisfied.

[Signature Pages Follow]

Doc #9723784.5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective representatives thereunto duly authorized, as of the date first above written.

ALLIED MOTION TECHNOLOGIES INC.

By: /s/ Michael R. Leach

Name: Michael R. Leach

Title: Chief Financial Officer

ALLIED MOTION TECHNOLOGIES B.V.

By: /s/ H.R. Nugteren

Name: H.R. Nugteren

Title: Director

[Signature Page to Third Amendment to First Amended and Restated Credit Agreement]

ADMINISTRATIVE AGENT:

HSBC BANK USA, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

By: /s/ Ershad Sattar

Name: Ershad Sattar

Title: Vice President

[Signature Page to Third Amendment to First Amended and Restated Credit Agreement]

lenders:

hsbc bank usa, national association, as a Lender, L/C Issuer

By: /s/ Shaun R. Kleinman

Name: Shaun R. Kleinman

Title: Senior Vice President

[Signature Page to Third Amendment to First Amended and Restated Credit Agreement]

KEYBANK NATIONAL ASSOCIATION

By: /s/ Mark F. Wachowiak

Name: Mark F. Wachowiak

Title: Senior Vice President

[Signature Page to Third Amendment to First Amended and Restated Credit Agreement]

wells fargo bank, national association

By: /s/ Michael J. Prendergast

Name: Michael J. Prendergast

Title: Senior Vice President

[Signature Page to Third Amendment to First Amended and Restated Credit Agreement]

citizens bank, n.a.

By: /s/ Thomas M. Pauly

Name: Thomas M. Pauly

Title: Senior Vice President

[Signature Page to Third Amendment to First Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, NA, as a Lender

By: /s/ Elizabeth A. Jordan

Name: Elizabeth A. Jordan

Title: Authorized Officer

[Signature Page to Third Amendment to First Amended and Restated Credit Agreement]

EXHIBIT A-2

FOREIGN LOAN NOTICE

The undersigned hereby certifies to HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent under First Amended and Restated Credit Agreement dated as of February 12, 2020 (the “Credit Agreement”) among the undersigned, Allied Motion Technologies Inc. and Allied Motion Technologies B.V., the Lenders from time to time party thereto, the Administrative Agent, and L/C Issuer, and  HSBC Securities (USA) INC., Keybank National Association, Wells Fargo Bank, National Association, and Citizens Bank, N.A., as Joint Lead Arrangers, that:

The undersigned requests or has requested by telephone or facsimile notice a:

◻ Foreign Loan

(Check One)

[ ] new loan

[ ] conversion

[ ] continuation

of a

(Check One)

[ ] LIBOR Loan

[ ] EURIBOR Loan

to a or as a

(Check One)

[ ] LIBOR Loan

[ ] EURIBOR Loan

in the amount of _____________ for an Interest Period, of

(Check One if applicable)

[ ] one month.

[ ] three months.

[ ] six months.

The proposed loan/conversion/continuation is to be made on ____________, 20___ which is a Business Day.

The undersigned has made payments of principal of the Foreign Loans in the amount of ______________ since the date of the most recent Foreign Loan.  The outstanding principal balance of the Foreign Loans is ______________.

WITNESS the signature of the undersigned authorized signatory of the Borrower this ____ day of _____________, 20___.

ALLIED MOTION TECHNOLOGIES B.V.

By:

Name:

Title: